UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2010

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2010, Heritage Oaks Bank, subsidiary of parent company, Heritage Oaks Bancorp (NASDAQ: HEOP), entered into a data processing agreement (the “Agreement”) with Fidelity Information Services (FIS).  The Bank’s prior agreement with FIS was scheduled to terminate in July 2011, and the Bank recently sought to renegotiate this agreement.  A description of the general terms and conditions of the Agreement is contained in the copy of the General Terms and Conditions of the Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Under the Agreement, FIS will provide substantially all of the Bank’s data processing needs including, but not limited to, core account processing, ancillary capture products, item processing, EFT processing and interface services to third party providers at the Bank's direction.  Pursuant to the Agreement, the Bank will pay FIS approximately $2.0 million annually, which represents a savings to the Bank of approximately $240,000 per year over the prior agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1  Fidelity Information Services (FIS) Agreement General Terms and Conditions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2010
Heritage Oaks Bancorp

By:	/s/ Margaret Torres
Margaret Torres
Chief Financial Officer